EXHIBIT 99.1

Recruiter.com Announces Reverse Stock Split

NEW YORK, NY / ACCESSWIRE / August 24, 2023 / Recruiter.com Group, Inc. (NASDAQ:RCRT)(NASDAQ:RCRTW) (the "Company") today announced that the Company has effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-15.

The purpose of the reverse stock split is to allow the Company to meet the continued listing requirements of the Nasdaq Capital Market.

The Company's common stock will begin trading on a split-adjusted basis on August 25, 2023, under the CUSIP number 75630B402. The Company's symbol on the Nasdaq will remain RCRT.

On August 4th, 2023, the Company's Board of Directors, in accordance with Nevada Revised Statutes Section 78.207, approved the ratio of 1-for-15 as the ratio for the reverse stock split and the ratio for a proportional decrease of the Company's authorized shares of common stock.

Upon the effectiveness of the reverse stock split, each 15 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. Proportional adjustments also will be made to the shares issuable in connection with the Company's outstanding convertible preferred stock, stock options, and warrants. As a result of the reverse stock split, there will be approximately 1,408,366 shares of common stock outstanding. As a result of the proportional decrease of the Company's authorized shares of common stock, the Company will have 6,666,667 shares of common stock authorized.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole number of shares.

Once the reverse stock split becomes effective, stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-15 reverse stock split. It is not necessary for the stockholders holding shares of the Company's common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

Stockholders should direct any questions concerning the reverse stock split to their broker or the Company's transfer agent, Securitize / Pacific Stock Transfer Company at https://securitize.io/pacific-stock-transfer.

Recruiter.com Group, Inc.

Recruiter.com is an on-demand recruiting platform providing flexible talent acquisition solutions that scale from startups to the Fortune 100. With an on-tap network of thousands of recruiting professionals and recruitment marketing automation, Recruiter.com helps businesses solve today's complex hiring challenges.

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To learn more, visit https://www.recruiter.com.

For investor information, visit https://investors.recruiter.com.

Please follow social media channels for additional updates:

LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/

LinkedIn Company Page: https://www.linkedin.com/company/1240434

Twitter Company Page: https://twitter.com/recruiterdotcom

Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Company Contact:

Miles Jennings

CEO, Recruiter.com Group, Inc.

investors@recruiter.com

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecasts" "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on the number of shares currently outstanding prior to the reverse stock split taking effect. Important factors that could cause the number of shares currently outstanding to be greater than 1,408,366, include, but are not limited to, the number of stockholders who hold fractional shares resulting from the reverse stock split whose holdings will be rounded up to the next whole number of shares and whether any warrants or options are exercised shortly after the reverse stock split is effected. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Recruiter.com Group, Inc.

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